Exhibit 24

LIMITED POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby makes, constitutes, and appoints Jeffrey L. Knight, Keaton J. Miller, and Zachary A. LaGrange, and each of them individually, as the undersigned?s true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for and on the undersigned?s behalf and in the undersigned?s name, place and stead, and in any and all capacities, to prepare, execute and file with the Securities and Exchange Commission ("Commission") any and all Forms 3, Forms 4, and Forms 5, and any and all amendments or modifications to such Forms, required to be filed with the Commission in accordance with the Securities Exchange Act of 1934, as amended, and the Rules and Regulations promulgated thereunder relative to the undersigned?s beneficial ownership of and transactions in securities issued by Old National Bancorp, and to do or cause to be done any and all acts and things whatsoever as fully and to all intents and purposes which any of the above-named attorneys-in-fact and agents may deem necessary or advisable to be done in the premises with respect to such Forms; hereby approving, ratifying and confirming all acts and things heretofore or hereafter lawfully done, or cause to be done, by any of the above-named attorneys-in-fact and agents by virtue hereof including, without limitation, all Forms 3, Forms 4, and Forms 5 prepared, executed and filed with the Commission for and on behalf of the undersigned by any of the above-named attorneys-in-fact and agents prior to the date hereof.

As an inducement to the above-named persons to act as attorneys-in-fact and agents hereunder, the undersigned hereby agrees to indemnify and hold harmless such persons for, from and in respect of any and all liabilities, obligations, damages, judgments, settlements, fines, penalties, costs, and expenses (including, without limitation, reasonable attorneys- fees) that result from, relate to or arise out of any act or omission of any or all of such persons in connection with the preparation, execution and filing with the Commission of any and all Forms 3, Forms 4, and Forms 5 pursuant to this Limited Power of Attorney, provided that such act or omission does not constitute willful misconduct or recklessness under Indiana law. Further, the undersigned acknowledges that the foregoing attorneys-in-fact and agents, in serving in such capacity at the undersigned?s request, are not assuming nor is Old National Bancorp assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

This Limited Power of Attorney shall become effective on the date indicated below and shall continue in full force and effect until the undersigned has delivered to each of the above-named attorneys-in-fact and agents written notice of revocation hereof.

IN WITNESS WHEREOF, the undersigned has executed this Limited
Power of Attorney as of this 28th day of October, 2020.


Signed and Acknowledged: /s/ James C. Ryan, III

Printed Name: James C. Ryan, III



STATE OF INDIANA

COUNTY OF VANDERBURGH

Before me, the undersigned, a Notary Public in and for said
County and State, personally appeared James C. Ryan, III, who acknowledged the execution of the foregoing Limited Power of Attorney.

WITNESS my hand and notarial seal this 28th day of October, 2020


/s/ Sharon Brantley
Notary Public

Resident of Posey County, IN
Commission Expires: January 15, 2025